EXHIBIT 99.1

Linde Reports First-Quarter 2024 Results

First-Quarter Highlights

➢	Sales $8.1 billion, down 1%, underlying sales up 1%
➢	Operating profit $2.1 billion, adjusted operating profit $2.3 billion, up 6%
➢	Operating profit margin 25.9%; adjusted operating profit margin 28.9%, up 200 basis points
➢	EPS $3.35, up 9%; adjusted EPS $3.75, up 10% YoY
➢	Full-year 2024 adjusted EPS guidance of $15.30 - $15.60 representing 8% to 10% growth year-over-year

Woking, UK, May 2, 2024 – Linde plc (Nasdaq: LIN) today reported first-quarter 2024 net income of $1,627 million and diluted earnings per share of $3.35, up 7% and 9% respectively.  Excluding Linde AG purchase accounting impacts and other charges, adjusted net income was $1,821 million, up 8% versus prior year.  Adjusted earnings per share was $3.75, 10% above prior year.

Linde’s sales for the first quarter were $8,100 million, down 1% versus prior year.  Compared to prior year, underlying sales increased 1% from 2% price attainment partially offset by 1% lower volumes largely driven by the manufacturing end market.

First-quarter operating profit was $2,095 million.  Adjusted operating profit of $2,341 million was up 6% versus prior year led by higher price and continued productivity initiatives across all segments.  Adjusted operating profit margin of 28.9% was 200 basis points above prior year and 130 basis points higher when excluding the effects of cost pass-through.

First-quarter operating cash flow of $1,954 million increased 2% versus prior year.  After capital expenditures of $1,048 million, free cash flow was $906 million.  During the quarter, the company returned $1,694 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “I’m proud of how the Linde team continues to deliver high-quality results despite economic headwinds.  We had another strong quarter, growing EPS 10%, ROC to 25.6% and expanding operating margins 200 basis points, reaching 28.9%. These results demonstrate the resiliency of our integrated industrial gas model through optimizing our network density, all while developing high-quality growth opportunities.”

Lamba continued, “Despite the uncertain economic environment, I remain confident in our ability to continue to create shareholder value through our proven operating model.”

For the second quarter of 2024, Linde expects adjusted diluted earnings per share in the range of $3.70 to $3.80, up 4% to 6% versus prior-year quarter or 5% to 7% when excluding 1% of estimated currency headwind.

For the full year 2024, the company expects adjusted diluted earnings per share to be in the range of $15.30 to $15.60, up 8% to 10% versus prior year or 9% to 11% when excluding 1% of estimated currency headwind.  Full-year capital expenditures are expected to be in the range of $4.0 billion to $4.5 billion to support growth and maintenance requirements including the $4.9 billion contractual sale of gas project backlog.

Page 1 of 10

First-Quarter 2024 Results by Segment

Americas sales of $3,560 million were flat versus prior-year quarter.  Compared with first quarter 2023, underlying sales increased 2% driven by 3% higher pricing partially offset by 1% lower volumes, primarily in the manufacturing and healthcare end markets.  Operating profit of $1,088 million was 30.6% of sales, 170 basis points above prior year and 110 basis points higher when excluding the effects of cost pass-through.

APAC (Asia Pacific) sales of $1,591 million were flat versus prior year.  Compared with first quarter 2023, underlying sales grew 4% driven by 1% price attainment and 3% volume growth, primarily in the chemicals and electronics end markets, including project start-ups.  Operating profit of $447 million was 28.1% of sales, 160 basis points above prior year.  Year over year cost pass-through was immaterial.

EMEA (Europe, Middle East & Africa) sales of $2,091 million were down 4% versus prior year.  Compared with first quarter 2023, underlying sales grew 1%, driven by 3% higher pricing partially offset by 2% lower volumes, primarily in the manufacturing end market.  Operating profit of $687 million was 32.9% of sales, 500 basis points above prior year and 340 basis points higher when excluding the effects of cost pass-through.

Linde Engineering sales were $539 million, flat versus prior year, and operating profit was $100 million or 18.6% of sales.  Order intake for the quarter was $364 million and third-party sale of equipment backlog was $3.4 billion.

Earnings Call

A teleconference on Linde’s first-quarter 2024 results is being held today at 9:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://www.linde.com/investors/financial-reports

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2023 sales of $33 billion.  We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet.

The company serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde's industrial gases and technologies are used in countless applications including production of clean hydrogen and carbon capture systems critical to the energy transition, life-saving medical oxygen and high-purity & specialty gases for electronics. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Page 2 of 10

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2024. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 28, 2024 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

Page 3 of 10

LINDE PLC AND SUBSIDIARIES

SUMMARY NON-GAAP RECONCILIATIONS

(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS
Quarter Ended March 31	2024	2023	2024	2023	2024	2023	2024	2023
Reported GAAP Amounts	$8,100	$8,193	$2,095	$1,933	$1,627	$1,516	$3.35	$3.06
Other charges (a)	—	—	—	18	(5)	(27)	(0.01)	(0.05)
Purchase accounting impacts - Linde AG (b)	—	—	246	255	199	204	0.41	0.41
Total adjustments	—	—	246	273	194	177	0.40	0.36
Adjusted amounts	$8,100	$8,193	$2,341	$2,206	$1,821	$1,693	$3.75	$3.42

(a) 2023 year to date charges related primarily to costs associated with the delisting, more than offset by net tax benefits.

(b) To adjust for purchase accounting impacts related to the merger.

Page 4 of 10

LINDE PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Quarter Ended March 31,
(Millions of dollars, except per share data)	2024	2023
Sales	$8,100	$8,193
Cost of sales	4,216	4,431
Selling, general and administrative	860	822
Depreciation and amortization	949	948
Research and development	38	36
Other charges	—	18
Other income (expense) - net	58	(5)
Operating Profit	2,095	1,933
Interest expense - net	65	37
Net pension and OPEB cost (benefit), excluding service cost	(50)	(45)
Income Before Income Taxes and Equity Investments	2,080	1,941
Income taxes	463	430
Income Before Equity Investments	1,617	1,511
Income from equity investments	48	41
Income (Including Noncontrolling Interests)	1,665	1,552
Less: noncontrolling interests	(38)	(36)
Net Income – Linde plc	$1,627	$1,516

Per Share Data – Linde plc Shareholders
Basic earnings per share	$3.38	$3.08
Diluted Earnings per share	$3.35	$3.06

Cash dividends per share	$1.39	$1.275

Weighted Average Shares Outstanding (000’s):
Basic shares outstanding (000's)	481,949	491,817
Diluted shares outstanding (000's)	485,592	495,676
Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

Page 5 of 10

LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31,	December 31,
(Millions of dollars)	2024	2023
Assets
Cash and cash equivalents	$4,848	$4,664
Accounts receivable - net	5,009	4,718
Contract assets	217	196
Inventories	2,100	2,115
Prepaid and other current assets	928	927
Total Current Assets	13,102	12,620
Property, plant and equipment - net	24,418	24,552
Goodwill	26,289	26,751
Other intangibles - net	12,001	12,399
Other long-term assets	4,537	4,489
Total Assets	$80,347	$80,811
Liabilities and Equity
Accounts payable	$2,885	$3,020
Short-term debt	4,046	4,713
Current portion of long-term debt	1,046	1,263
Contract liabilities	1,827	1,901
Other current liabilities	4,585	4,820
Total Current Liabilities	14,389	15,717
Long-term debt	15,227	13,397
Other long-term liabilities	10,502	10,602
Total Liabilities	$40,118	$39,716
Redeemable noncontrolling interests	13	13
Linde plc Shareholders’ Equity
Ordinary shares	1	1
Additional paid-in capital	39,570	39,812
Retained earnings	9,708	8,845
Accumulated other comprehensive income (loss)	(6,528)	(5,805)
Less: Treasury shares, at cost	(3,922)	(3,133)
Total Linde plc Shareholders' Equity	38,829	39,720
Noncontrolling interests	1,387	1,362
Total Equity	$40,216	$41,082
Total Liabilities and Equity	$80,347	$80,811

Page 6 of 10

LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Quarter Ended March 31,
(Millions of dollars)	2024	2023
Operations
Net income - Linde plc	$1,627	$1,516
Add: noncontrolling interests	38	36
Net income (including noncontrolling interests)	1,665	1,552
Adjustments to reconcile net income to net cash provided by operating activities:
Other charges, net of payments (a)	(55)	(61)
Depreciation and amortization	949	948
Accounts receivable	(361)	(131)
Contract assets and liabilities, net	(50)	(66)
Inventory	(27)	(59)
Payables and accruals	(65)	(64)
Pension contributions	(11)	(10)
Deferred income taxes and other	(91)	(201)
Net cash provided by (used for) operating activities	1,954	1,908
Investing
Capital expenditures	(1,048)	(829)
Acquisitions, net of cash acquired	—	(808)
Divestitures, net of cash divested and asset sales	7	3
Net cash provided by (used for) investing activities	(1,041)	(1,634)
Financing
Debt increase (decrease) - net	1,215	717
Issuances of ordinary shares	16	13
Purchases of ordinary shares	(1,041)	(859)
Cash dividends - Linde plc shareholders	(669)	(623)
Noncontrolling interest transactions and other	(189)	(12)
Net cash provided by (used for) financing activities	(668)	(764)
Effect of exchange rate changes on cash and cash equivalents	(61)	16
Change in cash and cash equivalents	184	(474)
Cash and cash equivalents, beginning-of-period	4,664	5,436
Cash and cash equivalents, end-of-period	$4,848	$4,962

(a) There were no other charges for the three months ended March 31, 2024 and other charges were $18 million for the respective 2023 period. Related cash outflows were $55 million and $79 million for the same respective period.

Page 7 of 10

LINDE PLC AND SUBSIDIARIES

SEGMENT INFORMATION

(UNAUDITED)

	Quarter Ended March 31,
(Millions of dollars)	2024	2023
Sales
Americas	$3,560	$3,551
EMEA	2,091	2,177
APAC	1,591	1,598
Engineering	539	540
Other	319	327
Total segment sales	$8,100	$8,193

Operating Profit
Americas	$1,088	$1,025
EMEA	687	607
APAC	447	423
Engineering	100	149
Other	19	2
Segment operating profit	2,341	2,206
Other charges	—	(18)
Purchase accounting impacts - Linde AG	(246)	(255)
Total operating profit	$2,095	$1,933

Page 8 of 10

LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity.  Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis.  Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2024	2023
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$2,095	$2,028	$2,052	$2,011	$1,933
Add: Other charges (a)	—	(2)	2	22	18
Add: Purchase accounting impacts - Linde AG (c)	246	246	252	253	255
Total adjustments	$246	$244	$254	$275	$273
Adjusted operating profit	$2,341	$2,272	$2,306	$2,286	$2,206

Reported percentage change	8%
Adjusted percentage change	6%

Reported sales	$8,100	$8,302	$8,155	$8,204	$8,193

Reported operating margin	25.9%	24.4%	25.2%	24.5%	23.6%
Adjusted operating margin	28.9%	27.4%	28.3%	27.9%	26.9%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$949	$949	$959	$960	$948
Less: Purchase accounting impacts - Linde AG (c)	(240)	(241)	(249)	(251)	(250)
Adjusted depreciation and amortization	$709	$708	$710	$709	$698

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$58	$(25)	$16	$(27)	$(5)
Add: Purchase accounting impacts - Linde AG (c)	(6)	(5)	(3)	(2)	(5)
Adjusted Other Income (Expense) - net	$64	$(20)	$19	$(25)	$—

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(50)	$(39)	$(35)	$(45)	$(45)
Add: Pension settlement charges	—	(4)	(12)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(50)	$(43)	$(47)	$(45)	$(45)

Page 9 of 10

	2024			2023
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Adjusted Interest Expense - Net
Reported interest expense - net	$65	$71	$40	$52	$37
Add: Purchase accounting impacts - Linde AG (c)	2	1	2	4	9
Adjusted interest expense - net	$67	$72	$42	$56	$46

Adjusted Income Taxes (a)
Reported income taxes	$463	$459	$487	$438	$430
Add: Purchase accounting impacts - Linde AG (c)	60	49	59	67	57
Add: Pension settlement charges	—	1	2	—	—
Add: Other charges (a)	5	2	—	34	45
Total adjustments	65	52	61	101	102
Adjusted income taxes	$528	$511	$548	$539	$532

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$2,080	$1,996	$2,047	$2,004	$1,941
Add: Pension settlement charge	—	4	12	—	—
Add: Purchase accounting impacts - Linde AG (c)	244	245	250	249	246
Add: Other charges (a)	—	(2)	2	22	18
Total adjustments	244	247	264	271	264
Adjusted income before income taxes and equity investments	$2,324	$2,243	$2,311	$2,275	$2,205

Reported Income taxes	$463	$459	$487	$438	$430
Reported effective tax rate	22.3%	23.0%	23.8%	21.9%	22.2%

Adjusted income taxes	$528	$511	$548	$539	$532
Adjusted effective tax rate	22.7%	22.8%	23.7%	23.7%	24.1%

Income from Equity Investments
Reported income from equity investments	$48	$39	$41	$46	$41
Add: Purchase accounting impacts - Linde AG (c)	18	18	18	18	18
Adjusted income from equity investments	$66	$57	$59	$64	$59

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$(38)	$(33)	$(36)	$(37)	$(36)
Add: Purchase accounting impacts - Linde AG (c)	(3)	(3)	(3)	(3)	(3)
Adjusted noncontrolling interests	$(41)	$(36)	$(39)	$(40)	$(39)

Adjusted Net Income - Linde plc (b)
Reported net income	$1,627	$1,543	$1,565	$1,575	$1,516
Add: Pension settlement charge	—	3	10	—	—
Add: Other charges (a)	(5)	(4)	2	(12)	(27)
Add: Purchase accounting impacts - Linde AG (c)	199	211	206	197	204
Total adjustments	194	210	218	185	177
Adjusted net income - Linde plc	$1,821	$1,753	$1,783	$1,760	$1,693

Page 9 of 10 cont’d

	2024	2023
(Millions of dollars, except per share data)	Q1	Q4	Q3	Q2	Q1
Adjusted Diluted EPS (b)
Reported diluted EPS	$3.35	$3.16	$3.19	$3.19	$3.06
Add: Pension settlement charge	—	0.01	0.02	—	—
Add: Other charges (a)	(0.01)	(0.01)	—	(0.02)	(0.05)
Add: Purchase accounting impacts - Linde AG (c)	0.41	0.43	0.42	0.40	0.41
Total adjustments	0.40	0.43	0.44	0.38	0.36
Adjusted diluted EPS	$3.75	$3.59	$3.63	$3.57	$3.42

Reported percentage change	9%
Adjusted percentage change	10%

		Second Quarter 2024		Full Year 2024
Adjusted Diluted EPS Guidance (d)		Low End	High End	Low End	High End
2024 Adjusted Guidance		$3.70	$3.80	$15.30	$15.60
Adjusted percentage changes versus 2023 adjusted diluted EPS		4%	6%	8%	10%
Add: Estimated currency headwind/(tailwind)		1%	1%	1%	1%
Adjusted percentage change excluding currency		5%	7%	9%	11%

Adjusted EBITDA and % of Sales
Net Income - Linde plc	$1,627	$1,543	$1,565	$1,575	$1,516
Add: Noncontrolling interests	38	33	36	37	36
Add: Net pension and OPEB cost (benefit), excluding service cost	(50)	(39)	(35)	(45)	(45)
Add: Interest expense	65	71	40	52	37
Add: Income taxes	463	459	487	438	430
Add: Depreciation and amortization	949	949	959	960	948
EBITDA	3,092	3,016	3,052	3,017	2,922
Add: Other charges (a)	—	(2)	2	22	18
Add: Purchase accounting impacts - Linde AG (c)	24	23	20	20	23
Total adjustments	24	21	22	42	41
Adjusted EBITDA	$3,116	$3,037	$3,074	$3,059	$2,963

Reported sales	$8,100	$8,302	$8,155	$8,204	$8,193
% of sales
EBITDA	38.2%	36.3%	37.4%	36.8%	35.7%
Adjusted EBITDA as a % of Sales	38.5%	36.6%	37.7%	37.3%	36.2%

Page 9 of 10 cont’d

(a)  The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b)  Net of income taxes which are shown separately in  “Adjusted Income Taxes and Effective Tax Rate”.

(c)  The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii)  the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin:  The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate:  Relates to the current and deferred income tax impact on the adjustments discussed above.  The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments:  Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d) We are providing adjusted earnings per share (“EPS”) guidance for 2024. This is a non-GAAP financial measure that represents diluted earnings per share (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges and the impact of potential divestitures or other potentially significant items.  Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Page 9 of 10 cont’d

LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

	2024	2023
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$1,954	$2,727	$2,520	$2,150	$1,908
Less: Capital Expenditures	(1,048)	(1,151)	(948)	(859)	(829)
Free Cash Flow	$906	$1,576	$1,572	$1,291	$1,079

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$20,319	$19,373	$18,003	$17,490	$18,777
Less: Cash and cash equivalents	(4,848)	(4,664)	(3,894)	(3,357)	(4,962)
Net debt	15,471	14,709	14,109	14,133	13,815
Less: Purchase accounting impacts - Linde AG	(5)	(7)	(8)	(10)	(13)
Adjusted net debt	$15,466	$14,702	$14,101	$14,123	$13,802

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc Shareholders’ Equity).

Reported net income - Linde plc	$1,627	$1,543	$1,565	$1,575	$1,516
Add: noncontrolling interests	38	33	36	37	36
Add: interest expense - net	65	71	40	52	37
Less: tax benefit on interest expense - net *	(16)	(16)	(12)	(12)	(9)
Reported NOPAT	$1,714	$1,631	$1,629	$1,652	$1,580

Adjusted net income - Linde plc	$1,821	$1,753	$1,783	$1,760	$1,693
Add: adjusted noncontrolling interests	41	36	39	40	39
Add: adjusted interest expense - net	67	72	42	56	46
Less: tax benefit on interest expense - net *	(17)	(17)	(13)	(13)	(11)
Adjusted NOPAT	$1,912	$1,844	$1,851	$1,843	$1,767
*Tax benefit on interest expense - net is generally presented using the reported effective rate.

4-quarter trailing reported NOPAT	$6,626	$6,492	$6,246	$5,930	$4,692
4-quarter trailing adjusted NOPAT	$7,450	$7,305	$7,101	$6,863	$6,638

Page 10 of 10

	2024	2023
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$13
Linde plc shareholders' equity	38,829	39,720	38,898	39,911	39,970
Noncontrolling interests	1,387	1,362	1,327	1,324	1,353
Total equity and redeemable noncontrolling interests	$40,229	$41,095	$40,238	$41,248	$41,336

Reported capital	$55,700	$55,804	$54,347	$55,381	$55,151

Total equity and redeemable noncontrolling interests	$40,229	$41,095	$40,238	$41,248	$41,336
Add: Adjusted net debt	15,466	14,702	14,101	14,123	13,802
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$29,571	$29,673	$28,215	$29,247	$29,014
(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$55,700	$55,804	$54,347	$55,381	$55,151
5-quarter average ending capital	$55,277	$54,910	$53,853	$53,669	$53,869

Ending adjusted capital (see above)	$29,571	$29,673	$28,215	$29,247	$29,014
5-quarter average ending adjusted capital	$29,144	$28,774	$27,713	$27,523	$27,715

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	12.0%	11.8%	11.6%	11.0%	8.7%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	25.6%	25.4%	25.6%	24.9%	24.0%

Page 10 of 10 cont’d